                                  EXHIBIT 22
                                  ----------

                          SUBSIDIARIES OF THE REGISTRANT
                          ------------------------------

                                                                 Percentage
                                                                 of Capital
             Name of                   State of                 Stock Owned
           Subsidiary                Incorporation              by Registrant
           ----------                -------------              -------------
National Industrial Security            New York                    100%
 Corporation of New York

Centrix Entertainment and               Missouri                    100%
    Communications, Inc.


                                    F-13